DONALDSON, LUFKIN & JENRETTE, INC.

                          $1,350,000,000

                        MEDIUM-TERM NOTES

            DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

            AMENDMENT No. 1 TO DISTRIBUTION AGREEMENT


                                                                January 21, 2000


 DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
 277 Park Avenue
 New York, New York 10172


Ladies and Gentlemen:

          We refer to the Distribution Agreement dated April 15, 1999 entered into in respect of the issue and sale from time to time by Donaldson, Lufkin & Jenrette, Inc. (the "Company") of its Medium-Term Notes described therein (such agreement, as amended from time to time, the "Agreement") and hereby give you notice of the Company's intention to increase the aggregate initial offering price of such Medium-Term Notes from $1,000,000,000 to $1,350,000,000.

          The Distribution Agreement dated April 15, 1999 is hereby amended as follows:

          (1) The title block heading the Distribution Agreement is hereby revised to read in its entirety:

                      "DONALDSON, LUFKIN & JENRETTE, INC.
                                 $1,350,000,000
                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                            DISTRIBUTION AGREEMENT"

          (2) The figure "$1,000,000,000" in the first sentence is revised to read "$1,350,000,000"

          This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

          Please return to us a copy of this letter signed by an authorized signatory whereupon you will have consented to the amendment of the Agreement as specified herein.

                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE, INC.

                                        By: /s/ Charles J. Hendrickson
                                           -------------------------------------
                                           Name:  Charles J. Hendrickson
                                           Title: Senior Vice President &
                                                  Treasurer





          We hereby consent to the increase in the aggregate initial offering price of the Medium-Term Notes and the amendments to the Distribution Agreement as effected by this Amendment No. 1 To The Distribution Agreement.

                             DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                             By: /s/ Roger J. Thomson
                                ------------------------------------------------
                                Name:  Roger J. Thomson
                                Title: Managing Director